Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 28, 2008
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2008 SECOND QUARTER RESULTS, RAISES 2008 FULL YEAR GUIDANCE

Consolidated Results of Operations:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its net income was $54.2 million, or $1.07 per diluted share, during the second quarter ended June 30, 2008, representing a 35% increase over the adjusted net income per diluted share earned during the second quarter of 2007, as discussed below. Net income was $115.9 million, or $2.27 per diluted share, during the six-month period ended June 30, 2008, representing a 34% increase over the adjusted net income per diluted share earned during six-month period ended June 30, 2007.

Reported net income was $52.1 million, or $.97 per diluted share, during the three-month period ended June 30, 2007 and $101.6 million, or $1.89 per diluted share, during the six-month period ended June 30, 2007. After adjusting our 2007 results for the item mentioned below, and other less material items as indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), our adjusted net income was $42.7 million, or $.79 per diluted share, during the second quarter of 2007 and $90.6 million, or $1.69 per diluted share, during the six-month period ended June 30, 2007. As indicated on the Supplemental Schedules, included in our net income during the three and six-month periods ended June 30, 2007, was $10.0 million, or $.19 per diluted share, representing the prior year impact of a favorable after-tax adjustment to reduce our professional and general liability self-insurance reserves based upon the results of an actuarial analysis.

Net revenues increased 8% to $1.28 billion during the second quarter of 2008 as compared to $1.18 billion during the second quarter of 2007. Net revenues increased 8% to $2.58 billion during the six-month period ended June 30, 2008 as compared to $2.38 billion during the six-month period ended June 30, 2007.

Acute Care Services:

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions increased 0.8% and patient days increased 1.3% during the second quarter of 2008 as compared to the second quarter of 2007. On a same facility basis, net revenues at our acute care facilities increased 7.6% during the second quarter of 2008 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 7.0% during the second quarter of 2008 over the comparable prior year quarter. On a same facility basis, the operating margin (net revenues less salaries, wages and benefits, other operating expenses, supplies expense and provision for doubtful accounts) at our acute care hospitals increased to 14.6% during the second quarter of 2008 as compared to 12.7% during the second quarter of 2007.

On a same facility basis, inpatient admissions at our acute care facilities increased 0.8% and patient days increased 1.7% during the six-month period ended June 30, 2008 as compared to the comparable period of the prior year. Net revenues at these facilities increased 7.1% during the six-month period ended June 30, 2008 as compared to the comparable prior year period. Net revenue per adjusted admission at these facilities increased 6.0% during the six-month period ended June 30, 2008 over the comparable prior year period. On a same facility basis, the operating margin at our acute care hospitals increased to 15.9% during the first six months of 2008 as compared to 14.1% during the comparable six months of 2007.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $143 million during each of the three-month periods ended June 30, 2008 and 2007 and $297 million and $270 million during the six-month periods ended June 30, 2008 and 2007, respectively.

Behavioral Health Care Services:

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 8.5% and patient days increased 3.1% during the second quarter of 2008 as compared to the second quarter of 2007. On a same facility basis, net revenues at our behavioral health facilities increased 7.8% during the second quarter of 2008 as compared to the comparable prior year quarter. Net revenue per adjusted patient day at these facilities increased 5.1% during the second quarter of 2008 as compared to the comparable quarter of the prior year. The operating margin at our behavioral health facilities owned during both periods increased to 24.8% during the second quarter of 2008 as compared to 24.6% during the second quarter of 2007.

On a same facility basis, inpatient admissions increased 8.3% and patient days increased 4.7% during the first six months of 2008 over the comparable prior year period. On a same facility basis, net revenues at our behavioral health facilities increased 8.5% during the six-month period ended June 30, 2008 as compared to the comparable period of the prior year. Net revenue per adjusted patient day at these facilities increased 4.7% during the six-month period ended June 30, 2008 over the comparable period of the prior year. The operating margin at our behavioral health facilities owned during both periods increased to 24.3% during the first six months of 2008 as compared to 23.7% during the comparable period of the prior year.

2008 Revised Guidance:

Based upon the operating trends and financial results experienced during the first six months of 2008, and subject to certain assumptions, provisions and adjustments, including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, we are increasing our estimated range of earnings per diluted share from continuing operations for the year ended December 31, 2008 to $3.80 to $3.90 from the previously provided range of $3.70 to $3.80.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 29, 2008. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on July 29, 2008 and will continue through midnight on August 12, 2008. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 55562550. This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors in our Form 10-K for the year ended December 31, 2007 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2008), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, hurricane-related expenses and insurance recoveries, reserves for legal judgments, lawsuits and other settlements and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2007 and Report on Form 10-Q for the quarterly period ended March 31, 2008. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Net revenues	$1,278,692	$1,178,976	$2,576,407	$2,376,577

Operating charges:
Salaries, wages and benefits	536,788	498,579	1,087,248	1,009,572
Other operating expenses	263,173	238,093	515,668	483,445
Supplies expense	176,567	169,246	358,384	344,604
Provision for doubtful accounts	122,677	103,039	243,552	202,132
Depreciation and amortization	48,009	45,406	95,379	88,869
Lease and rental expense	17,947	16,605	35,614	32,781
Hurricane related expenses, net	—	1,058	—	625

	1,165,161	1,072,026	2,335,845	2,162,028

Income before interest expense, minority interests and income taxes	113,531	106,950	240,562	214,549
Interest expense, net	13,249	13,040	26,728	25,762
Minority interests in earnings of consolidated entities	11,427	8,675	24,706	22,867

Income before income taxes	88,855	85,235	189,128	165,920
Provision for income taxes	34,615	33,193	73,225	64,306

Income from continuing operations	54,240	52,042	115,903	101,614
Income (loss) from discontinued operations, net of income taxes	—	29	—	(35)

Net income	$54,240	$52,071	$115,903	$101,579

Basic earnings per share:
From continuing operations	$1.07	$0.97	$2.27	$1.90
From discontinued operations	—	—	—	—

Total basic earnings per share	$1.07	$0.97	$2.27	$1.90

Diluted earnings per share:
From continuing operations	$1.07	$0.97	$2.27	$1.89
From discontinued operations	—	—	—	—

Total diluted earnings per share	$1.07	$0.97	$2.27	$1.89

Weighted average number of common shares	50,629	53,499	50,946	53,496
Other share equivalents	181	229	127	211

Weighted average number of common shares and equiv. - diluted	50,810	53,728	51,073	53,707

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended June 30, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2008		Three months ended June 30, 2007
Net revenues	$1,278,692	100.0%	$1,178,976	100.0%

Operating charges:
Salaries, wages and benefits	536,788	42.0%	498,579	42.3%
Other operating expenses	263,173	20.6%	238,093	20.2%
Supplies expense	176,567	13.8%	169,246	14.4%
Provision for doubtful accounts	122,677	9.6%	103,039	8.7%

	1,099,205	86.0%	1,008,957	85.6%

Operating income/margin	179,487	14.0%	170,019	14.4%

Lease and rental expense	17,947		16,605
Minority interests in earnings of consolidated entities	11,427		8,675

Earnings before hurricane related expenses, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	150,113		144,739
Hurricane related expenses, net	—		1,058
Depreciation and amortization	48,009		45,406
Interest expense, net	13,249		13,040

Income before income taxes	88,855		85,235
Provision for income taxes	34,615		33,193

Income from continuing operations	54,240		52,042
Income from discontinued operations, net of income taxes	—		29

Net income	$54,240		$52,071

	Three months ended June 30, 2008		Three months ended June 30, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$54,240	$1.07	$52,042	$0.97
Plus/minus adjustments:
Hurricane related expenses, net	—	—	652	0.01
Reduction of reserve for professional and general liability self-insured claims, net of minority interests and income taxes	—	—	(10,045)	(0.19)

Subtotal after-tax adjustments to income from continuing operations	—	—	(9,393)	(0.18)

Adjusted income from continuing operations	$54,240	$1.07	$42,649	$0.79

Calculation of Adjusted Net Income
Net income	$54,240	$1.07	$52,071	$0.97
After-tax adjustments to income from continuing operations, as indicated above	—	—	(9,393)	(0.18)

Adjusted net income	$54,240	$1.07	$42,678	$0.79

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the six months ended June 30, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Six months ended June 30, 2008		Six months ended June 30, 2007
Net revenues	$2,576,407	100.0%	$2,376,577	100.0%

Operating charges:
Salaries, wages and benefits	1,087,248	42.2%	1,009,572	42.5%
Other operating expenses	515,668	20.0%	483,445	20.3%
Supplies expense	358,384	13.9%	344,604	14.5%
Provision for doubtful accounts	243,552	9.5%	202,132	8.5%

	2,204,852	85.6%	2,039,753	85.8%

Operating income/margin	371,555	14.4%	336,824	14.2%

Lease and rental expense	35,614		32,781
Minority interests in earnings of consolidated entities	24,706		22,867

Earnings before hurricane related expenses, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	311,235		281,176
Hurricane related expenses, net	—		625
Depreciation and amortization	95,379		88,869
Interest expense, net	26,728		25,762

Income before income taxes	189,128		165,920
Provision for income taxes	73,225		64,306

Income from continuing operations	115,903		101,614
Loss from discontinued operations, net of income taxes	—		(35)

Net income	$115,903		$101,579

	Six months ended June 30, 2008		Six months ended June 30, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$115,903	$2.27	$101,614	$1.89
Plus/minus adjustments:
Hurricane related expenses, net	—	—	386	0.01
Gain on sale of real property, net of income taxes	—	—	(1,356)	(0.02)
Reduction of reserve for professional and general liability self-insured claims, net of minority interests and income taxes	—	—	(10,045)	(0.19)

Subtotal after-tax adjustments to income from continuing operations	—	—	(11,015)	(0.20)

Adjusted income from continuing operations	$115,903	$2.27	$90,599	$1.69

Calculation of Adjusted Net Income
Net income	$115,903	$2.27	$101,579	$1.89
After-tax adjustments to income from continuing operations, as indicated above	—	—	(11,015)	(0.20)

Adjusted net income	$115,903	$2.27	$90,564	$1.69

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2008	December 31, 2007
Assets:
Cash and cash equivalents	$6,211	$16,354
Accounts receivable, net	710,065	627,186
Other current assets	127,712	131,307
Property, plant and equipment, net	1,989,905	1,933,916
Other assets	884,700	899,894

Total Assets	$3,718,593	$3,608,657

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$2,814	$3,116
Other current liabilities	504,444	484,595
Other noncurrent liabilities	353,069	344,755
Long-term debt	1,050,491	1,008,786
Deferred income taxes	37,703	40,022
Minority interests	225,598	210,184
Stockholders’ equity	1,544,474	1,517,199

Total Liabilities and Stockholders’ Equity	$3,718,593	$3,608,657

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2008	2007
Cash Flows from Operating Activities:
Net income	$115,903	$101,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	95,379	88,888
Gain on sale of assets	—	(2,200)
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(73,912)	(36,291)
Accrued interest	811	9,260
Accrued and deferred income taxes	3,288	(7,368)
Other working capital accounts	18,331	(125)
Other assets and deferred charges	6,854	(3,783)
Other	5,410	(1,240)
Minority interest in earnings of consolidated entities, net of distributions	13,307	9,260
Accrued insurance expense, net of commercial premiums paid	38,743	23,395
Payments made in settlement of self-insurance claims	(25,648)	(22,399)

Net cash provided by operating activities	198,466	158,976

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(156,062)	(184,587)
Proceeds received from sale of assets	2,235	5,268
Settlement proceeds received related to prior year acquisition, net of expenses	1,539	—
Investment in joint-venture	(2,095)	—
Acquisition of assets and businesses	—	(81,195)
Purchase of minority ownership interest in majority owned business	—	(14,762)

Net cash used in investing activities	(154,383)	(275,276)

Cash Flows from Financing Activities:
Additional borrowings, net of financing costs	150,155	116,271
Reduction of long-term debt	(109,727)	—
Repurchase of common shares	(89,816)	(3,341)
Dividends paid	(8,096)	(8,621)
Issuance of common stock	1,151	1,444
Capital contributions from minority member	2,107	8,271

Net cash (used in) provided by financing activities	(54,226)	114,024

Decrease in cash and cash equivalents	(10,143)	(2,276)
Cash and cash equivalents, beginning of period	16,354	14,939

Cash and cash equivalents, end of period	$6,211	$12,663

Supplemental Disclosures of Cash Flow Information:
Interest paid	$29,335	$20,216

Income taxes paid, net of refunds	$70,269	$71,410

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 6/30/2008	% Change 6 months ended 6/30/2008
Acute Care Hospitals
Revenues	7.6%	7.1%
Adjusted Admissions	0.6%	1.1%
Adjusted Patient Days	1.1%	2.0%
Revenue Per Adjusted Admission	7.0%	6.0%
Revenue Per Adjusted Patient Day	6.5%	5.1%

Behavioral Health Hospitals
Revenues	7.8%	8.5%
Adjusted Admissions	7.9%	7.2%
Adjusted Patient Days	2.5%	3.6%
Revenue Per Adjusted Admission	-0.1%	1.2%
Revenue Per Adjusted Patient Day	5.1%	4.7%

UHS Consolidated

	Second Quarter Ended		Six months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
Revenues	$1,278,692	$1,178,976	$2,576,407	$2,376,577
EBITDA (1)	150,113	144,739	311,235	281,176
EBITDA Margin (1)	11.7%	12.3%	12.1%	11.8%

Cash Flow From Operations	66,790	60,000	198,466	158,976
Days Sales Outstanding	51	50	50	49
Capital Expenditures	74,311	85,238	156,062	184,587

Debt			1,053,305	954,074
Shareholders Equity			1,544,474	1,514,774
Debt / Total Capitalization			40.5%	38.6%
Debt / EBITDA (2)			1.95	1.97
Debt / Cash From Operations (2)			2.71	6.86

Acute Care EBITDAR Margin (3) (4)	14.3%	14.7%	15.3%	14.9%
Behavioral Health EBITDAR Margin (3) (4)	24.3%	25.2%	23.7%	23.8%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest
(4)	Excluding discontinued operations

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

JUNE 30, 2008

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/08	06/30/07	% change	06/30/08	06/30/07	% change
Hospitals owned and leased	23	22	4.5%	83	82	1.2%
Average licensed beds	5,578	5,417	3.0%	7,668	7,258	5.6%
Patient days	296,760	286,702	3.5%	530,769	501,482	5.8%
Average daily census	3,261.1	3,150.6	3.5%	5,832.6	5,510.8	5.8%
Occupancy-licensed beds	58.5%	58.2%	0.5%	76.1%	75.9%	0.2%
Admissions	66,322	64,139	3.4%	32,560	29,707	9.6%
Length of stay	4.5	4.5	0.1%	16.3	16.9	-3.4%

Inpatient revenue	$2,353,566	$2,092,069	12.5%	$489,317	$452,963	8.0%
Outpatient revenue	974,976	897,359	8.6%	65,335	59,443	9.9%
Total patient revenue	3,328,542	2,989,428	11.3%	554,652	512,406	8.2%
Other revenue	20,373	15,110	34.8%	9,893	6,632	49.2%
Gross hospital revenue	3,348,915	3,004,538	11.5%	564,545	519,038	8.8%

Total deductions	2,407,035	2,150,866	11.9%	247,229	232,185	6.5%

Net hospital revenue	$941,880	$853,672	10.3%	$317,316	$286,853	10.6%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	06/30/08	06/30/07	% change	06/30/08	06/30/07	% change
Hospitals owned and leased	22	22	0.0%	81	81	0.0%
Average licensed beds	5,413	5,417	-0.1%	7,467	7,252	3.0%
Patient days	290,481	286,714	1.3%	516,762	501,219	3.1%
Average daily census	3,192.1	3,150.7	1.3%	5,678.7	5,507.9	3.1%
Occupancy-licensed beds	59.0%	58.2%	1.4%	76.1%	76.0%	0.1%
Admissions	64,657	64,139	0.8%	32,230	29,701	8.5%
Length of stay	4.5	4.5	0.5%	16.0	16.9	-5.0%

(1)	Acute care hospitals located in New Orleans are excluded in 2007 and 2008.
(2)	Acute care hospitals located in New Orleans and Centennial Hills Hospital are excluded in current and prior years.
(3)	Casa de Lago, Cottonwood Treatment Center, Foundations Behavioral and Shenandoah Valley are excluded in current and prior years. Highlands Behavioral is included in both current and prior years from March 1st through year to date. Dover Behavioral is included in both current and prior years from May 1st through year to date.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE SIX MONTHS ENDED

JUNE 30, 2008

AS REPORTED:
	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/08	06/30/07	% change	06/30/08	06/30/07	% change
Hospitals owned and leased	23	22	4.5%	83	75	10.7%
Average licensed beds	5,578	5,417	3.0%	7,632	7,158	6.6%
Patient days	617,355	595,876	3.6%	1,060,724	982,835	7.9%
Average daily census	3,392.1	3,292.1	3.0%	5,828.2	5,430.0	7.3%
Occupancy-licensed beds	60.8%	60.8%	0.1%	76.4%	75.9%	0.7%
Admissions	136,833	132,905	3.0%	65,442	59,026	10.9%
Length of stay	4.5	4.5	0.6%	16.2	16.7	-2.7%

Inpatient revenue	$4,858,886	$4,363,208	11.4%	$978,050	$886,875	10.3%
Outpatient revenue	1,930,131	1,765,490	9.3%	131,923	119,088	10.8%
Total patient revenue	6,789,017	6,128,698	10.8%	1,109,973	1,005,963	10.3%
Other revenue	39,505	29,561	33.6%	18,051	14,462	24.8%
Gross hospital revenue	6,828,522	6,158,259	10.9%	1,128,024	1,020,425	10.5%

Total deductions	4,915,635	4,411,722	11.4%	497,850	457,860	8.7%

Net hospital revenue	$1,912,887	$1,746,537	9.5%	$630,174	$562,565	12.0%

SAME FACILITY:
	ACUTE (2)			BEHAVIORAL HEALTH (3)
	06/30/08	06/30/07	% change	06/30/08	06/30/07	% change
Hospitals owned and leased	22	22	0.0%	81	81	0.0%
Average licensed beds	5,413	5,417	-0.1%	7,387	7,153	3.3%
Patient days	605,933	595,870	1.7%	1,027,845	982,142	4.7%
Average daily census	3,329.3	3,292.1	1.1%	5,647.5	5,426.2	4.1%
Occupancy-licensed beds	61.5%	60.8%	1.2%	76.5%	75.9%	0.8%
Admissions	133,987	132,905	0.8%	63,975	59,095	8.3%
Length of stay	4.5	4.5	0.9%	16.1	16.6	-3.3%

(1)	Acute care hospitals located in New Orleans are excluded in 2007 and 2008.
(2)	Acute care hospitals located in New Orleans and Centennial Hills Hospital are excluded in current and prior years.
(3)	Casa de Lago, Cottonwood Treatment Center, Foundations Behavioral and Shenandoah Valley are excluded in current and prior years. Highlands Behavioral is included in both current and prior years from March 1st through year to date. Dover Behavioral is included in both current and prior years from May 1st through year to date.